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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Performance Stock Plan, the 1996 Employee Stock Purchase Plan and the Nonqualified Stock Option Grant to Stephen J. Verleye of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of Applied Microsystems Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Seattle, Washington
December 19, 2000

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS